ELITE ACCESS® (04/13)

VARIABLE AND FIXED ANNUITY APPLICATION (VA650NY)
VARIABLE ANNUITY APPLICATION (VA660NY)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-599-5651
Bank or Financial Institution Customer Care: 888-464-7779
Fax: 888-576-8383
Hours: 8:00 a.m. to 8:00 p.m. ET

Broker/Dealer or External Account No. (if applicable)

Annuitization/Income Date (mm/dd/yyyy) / /

If an Income Date is not specified, Jackson of NY will default to the Latest Income Date as shown in the Contract.

- **PLEASE PRINT**
- If Owner is a Trust, Trustee Certification form N5335 or trust documents are required with application.

! It is required for Good Order that you provide a physical address.

- If Owner (and/or Joint Owner) is not a U.S. Citizen and/or a U.S. Resident, Form W-9 or Form W-8BEN (as applicable) is required with application.

Primary Owner

Type of Ownership: ☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Sex Male ☐ Female ☐
U.S. Citizen Yes ☐ No ☐

Social Security Number or Tax I.D. Number

Telephone Number (including area code) ( )

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy) / /

Non-Natural Owner/Entity Name (if applicable)

Email Address

Physical Address Line 1 (No P.O. Boxes) | Line 2 | City | State | ZIP Code

Mailing Address Line 1 | Line 2 | City | State | ZIP Code

Joint Owner

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy) / /

Sex Male ☐ Female ☐
U.S. Citizen Yes ☐ No ☐

Email Address | Relationship to Owner | Telephone Number (including area code) ( )

Physical Address Line 1 (No P.O. Boxes) | Line 2 | City | State | ZIP Code

Primary Annuitant

☐ Same as Owner

Social Security Number

Telephone No. (including area code) ( )

Sex Male ☐ Female ☐
U.S. Citizen Yes ☐ No ☐

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy) / /

Physical Address Line 1 (No P.O. Boxes) | Line 2 | City | State | ZIP Code

Joint Annuitant

☐ Same as Joint Owner | Social Security Number | Telephone No. (including area code) ( ) | Sex Male ☐ Female ☐ | U.S. Citizen Yes ☐ No ☐

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy) / /

Physical Address Line 1 (No P.O. Boxes) | Line 2 | City | State | ZIP Code

Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.

- Please use form N3041 for additional beneficiaries.

☐ Primary | Percentage of Death Benefit % | Social Security/Tax I.D. Number

First Name | Middle Name | Last Name | Date of Birth (mm/dd/yyyy) / /

Non-Natural Entity Name | Relationship to Owner | Telephone No. (including area code) ( )

Physical Address (No P.O. Boxes) | Apt/Suite # | City | State | ZIP Code

☐ Primary
☐ Contingent
Percentage of Death Benefit %

Individual Name (First, Middle, Last) or Non-Natural Entity Name | Telephone No. (including area code) ( )

Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) / / | Relationship to Owner

Physical Address (No P.O. Boxes) | Apt/Suite # | City | State | ZIP Code

Electronic Delivery Authorization

GO GREEN. IT'S ONLY NATURAL.

- Check the boxes next to the types of documents you wish to receive electronically.

I consent to receive electronically:

☐ **ALL DOCUMENTS**

☐ Periodic and immediate confirmation statements
☐ Prospectuses and prospectus supplements
☐ Annual and Semi-Annual reports
☐ Other Contract-related correspondence

This consent will continue unless and until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson National Life Insurance Company of New York®'s (also referred to as Jackson of NY®) website. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

My email address is: ____________________.

I (We) will notify Jackson of NY of any new email address.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of Internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any communications in paper form.

- Make all checks payable to **Jackson National Life Insurance Company of New York®.**

Premium Payment

Select method of payment:

Check	$	Wire	$
External Transfer	$	Internal Transfer	$

Annuity Type

☐ IRA - Traditional* ☐ Non-Tax Qualified ☐ 403(b) TSA

☐ Stretch/Inherited/Beneficiary IRA ☐ Roth Conversion ☐ SEP

☐ Roth IRA* ☐ Other:

*Tax Contribution Years and Amounts:

Year: $ Year: $

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson of NY pre-assigned Contract number.

Statement Regarding Replacement of Existing Policies or Annuity Contracts

Are you replacing an existing life insurance policy or annuity contract?

No ☐ **Yes** ☐ **Jackson of NY pre-assigned Contract number:**

Please complete all necessary forms as required by New York Regulation 60.

Transfer Information

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. **Jackson of NY will only request the funds if the "Client Initiated" section is left blank or checked "No."**

Transfer Type	Client Initiated	Company releasing funds	Account number	Anticipated date of receipt	Anticipated transfer amount
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$
☐ Full ☐ Partial	☐ Yes ☐ No			/ /	$

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

- This authorization is not extended to Authorized Callers.

Telephone and Electronic Transfers Authorization

By checking "Yes," I (we) authorize Jackson National Life Insurance Company of New York (Jackson of NY) to accept fund transfers/ allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Producer/Representative subject to Jackson of NY's administrative procedures.

Do you consent to these types of transfers? **Yes** ☐ **No** ☐ If no election is made, Jackson of NY will default to "No".

Jackson of NY has procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. Such procedures include requesting identifying information and tape-recording telephone communications. Neither Jackson of NY nor its producers or representative who act on its behalf shall be subject to any claim, loss, liability, cost or expense in connection with a telephone/electronic transfer if acted on in good faith in reliance on this authorization. Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time. If Jackson of NY fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures.

- This authorization is not extended to Telephone and Electronic Transfers Authorization.

Authorized Callers

If you want to authorize an individual other than your Producer/Rep to receive Contract information via telephone, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)
	/ /

LONG-TERM SMART

- **Optional Benefit: Additional charges will apply. Please see the prospectus for details.**

Optional Benefit

Once selected cannot be changed.

☐ **Liquidity Option** (Contract Form VA660NY)

Fixed Account Options are not available if Liquidity Option is selected.

Premium Allocation

! Tell us how you want your annuity premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! Total number of allocation selections may not exceed 18.

- **NOTE:** The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

%	Traditional Investments
	Equity Investments
	Curian/American Funds® Growth
	JNL®/American Funds Growth-Income
	Curian/The Boston Company Equity Income
	JNL/DFA U.S. Core Equity
	Curian/DFA U.S. Micro Cap
	Curian/Epoch Global Shareholder Yield
	JNL/Franklin Templeton Income
	JNL/Franklin Templeton International Small Cap Growth
	JNL/Franklin Templeton Small Cap Value
	JNL/Invesco Small Cap Growth
	JNL/JPMorgan MidCap Growth
	JNL/Mellon Capital S&P® 400 MidCap Index
	JNL/Mellon Capital S&P 500® Index
	JNL/Mellon Capital Small Cap Index
	JNL/PPM America Mid Cap Value
	JNL/T. Rowe Price Established Growth
	JNL/T. Rowe Price Value
	JNL/WMC Balanced

%	Traditional Investments
	Fixed Income
	JNL/Franklin Templeton Global Multisector Bond
	JNL/Mellon Capital Bond Index
	Curian/PIMCO Credit Income
	JNL/PIMCO Real Return
	JNL/PIMCO Total Return Bond
	JNL/PPM America Floating Rate Income
	JNL/PPM America High Yield Bond
	JNL/T. Rowe Price Short-Term Bond
	JNL/WMC Money Market

%	Traditional Investments
	International
	Curian/Aberdeen Latin America
	Curian/Ashmore Emerging Market Small Cap Equity
	Curian/Baring International Fixed Income
	JNL/Eastspring Investments Asia ex-Japan
	JNL/Eastspring Investments China-India
	Curian/Franklin Templeton Frontier Markets
	JNL/Goldman Sachs Emerging Markets Debt
	JNL/Invesco International Growth
	JNL/Lazard Emerging Markets
	Curian/Lazard International Strategic Equity
	JNL/Mellon Capital Emerging Markets Index
	JNL/Mellon Capital International Index
	Curian/Schroder Emerging Europe

%	Traditional Investments
	Specialty
	JNL/Mellon Capital European 30
	JNL/Mellon Capital Nasdaq® 25
	JNL/Mellon Capital NYSE® International 25
	JNL/Mellon Capital Pacific Rim 30
	JNL/Mellon Capital S&P SMid 60
	JNL/Mellon Capital Value Line® 30
	JNL/S&P 4

%	Traditional Investments
	Sector
	JNL/Mellon Capital Communications Sector
	JNL/Mellon Capital Consumer Brands Sector
	JNL/Mellon Capital Financial Sector
	JNL/Mellon Capital Healthcare Sector
	JNL/Mellon Capital Oil & Gas Sector
	JNL/Mellon Capital Utilities Sector
	JNL/Mellon Capital Technology Sector

%	Fixed Account Options *
	***Fixed Account Options are not available if the Liquidity Option is selected.**
	1-Year (NOT AVAILABLE)
	3-Year (NOT AVAILABLE)
	5-Year
	7-Year

Premium Allocations continued on page 5.

Premium Allocation (Cont. from page 4)

! Tell us how you want your annuity premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! Total number of allocation selections may not exceed 18.

%	Alternative Investments
	Alternative Assets
	JNL/BlackRock Commodity Securities Strategy
	JNL/Brookfield Global Infrastructure
	Curian/Franklin Templeton Natural Resources
	JNL/Invesco Global Real Estate
	Curian/Neuberger Berman Currency
	JNL/Red Rocks Listed Private Equity
	Curian/Urdang International REIT
	Curian/Van Eck International Gold
	Alternative Strategies
	JNL/AQR Managed Futures Strategy
	Curian Long Short Credit
	Curian/BlackRock Global Long Short Credit
	Curian/The Boston Company Multi-Alpha Market Neutral Equity
	Curian/Eaton Vance Global Macro Absolute Return Advantage
	Curian/FAMCO Flex Core Covered Call
	JNL/Mellon Capital Global Alpha
	Curian/Nicholas Convertible Arbitrage
	Curian/PineBridge Merger Arbitrage
	Curian/UBS Global Long Short Income Opportunities

%	Risk Management Strategies
	Curian Dynamic Risk Advantage® - Income
	Curian Dynamic Risk Advantage - Diversified
	Curian Dynamic Risk Advantage - Growth

%	Tactically Managed Strategies
	Curian Tactical Advantage 35
	Curian Tactical Advantage 60
	Curian Tactical Advantage 75
	JNL/BlackRock Global Allocation
	JNL/Ivy Asset Strategy

%	Guidance Portfolios℠
	Focused
	Curian Guidance - Equity 100
	Curian Guidance - Fixed Income 100
	Curian Guidance - Institutional Alt 100 Conservative
	Curian Guidance - Institutional Alt 100 Moderate
	Curian Guidance - Institutional Alt 100 Growth

%	Guidance Portfolios
	International Opportunities
	Curian Guidance - International Opportunities Conservative
	Curian Guidance - International Opportunities Moderate
	Curian Guidance - International Opportunities Growth

%	Guidance Portfolios
	Interest Rate/Inflation Sensitive
	Curian Guidance - Interest Rate Opportunities
	Curian Guidance - Multi-Strategy Income
	Curian Guidance - Real Assets

%	Guidance Portfolios
	Other
	Curian Guidance - Equity Income
	Curian Guidance - Institutional Alt 65

%	Guidance Portfolios
	Diversified - Strategic
	Curian Guidance - Conservative
	Curian Guidance - Moderate
	Curian Guidance - Moderate Growth
	Curian Guidance - Growth
	Curian Guidance - Maximum Growth
	Diversified - Tactical
	Curian Guidance - Tactical Moderate Growth
	Curian Guidance - Tactical Maximum Growth

- Other Systematic Investment Options may be available. Please see Systematic Investment form (NV5485).

Systematic Investment (periodic premium reallocation program)

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy) ___ / ___ / ___ **OR** ☐ Immediately after issue.

Note: If no date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you selected) from the date Jackson of NY applies the first premium payment. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31.

Client Acknowledgements

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. **I (We) understand that annuity benefits, death benefit values and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**
4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.
5. The Contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.
7. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermined Period. (Not applicable if Liquidity Optional Benefit is selected.)
8. **I (We) understand that allocations to the Fixed Account Options are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Not applicable if Liquidity Optional Benefit is selected.)**
9. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis.
10. If I (we) have elected the Capital Protection Program, I (we) hereby acknowledge receipt of the "**Capital Protection Program Supplemental Application.**"
11. **I (We) certify that the Date of Birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded.**
12. Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.
13. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations, and charges. I (We) have discussed the alternatives with my (our) financial representative.

Client Signatures

It is required for Good Order that all applicable parties to the Contract sign here.

Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Owner's Title (required if owned by an Entity)

Joint Owner's Signature	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Annuitant's Signature (if other than Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Joint Annuitant's Signature (if other than Joint Owner)	Date Signed (mm/dd/yyyy)	State where signed
	/ /	

Producer/Representative Acknowledgements

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.

Jackson of NY Prod./Rep. No.	Producer/Representative Signature	Date Signed (mm/dd/yyyy)
		/ /

First Name	Middle Name	Last Name

Email Address	Business Telephone No. (including area code)
	( )

- **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

Program Options *

A ☐ B ☐ C ☐ D ☐ E ☐

Percentage ____ %

* **NOTE:** If Liquidity Option is selected, only Program Option E is available.

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (totaling 100%).

! It is required for Good Order that all Producer/Rep numbers be supplied.

Producer/Representative Name # 2	Jackson of NY Producer/Representative No.	Percentage
		%

Producer/Representative Name # 3	Jackson of NY Producer/Representative No.	Percentage
		%

Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency